UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013 (December 4, 2013)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                    Officers; Compensatory Arrangements of Certain Officers.

                Effective December 4, 2013, R. Craig Breese resigned as President and Chief Executive Officer and member of the Board of Directors of Clean Diesel Technologies, Inc. (the “Company”) in order to pursue other opportunities. He will remain employed by the Company in a transitional capacity until January 8, 2014. The Company’s Board of Directors has determined that Mr. Breese’s departure will be treated as termination without cause, pursuant to his employment agreement.  Effective December 5, 2013, the Company’s Board of Directors appointed Nikhil A. Mehta, the Company’s Chief Financial Officer, and Pedro J. Lopez-Baldrich, the Company’s General Counsel and Vice President of Administration, to serve in the capacity of the Office of Chief Executive Officer on an interim basis.

                Nikhil A. Mehta, age 56, has served as Chief Financial Officer since joining the Company in October 2010, following the business combination of Clean Diesel Technologies, Inc. and Catalytic Solutions, Inc.  Mr. Mehta has served as Chief Financial Officer of Catalytic Solutions, Inc. since July 2008 and as a Director since August 2008.  In addition, Mr. Mehta has served as Chief Financial Officer of Engine Control Systems Limited, a Company subsidiary, since November 2008.  Mr. Mehta has more than 25 years of financial management experience in high technology and medical technology companies. His experience includes significant operational finance management in manufacturing companies, fund raising, several acquisitions and experience as Chief Financial Officer for companies listed on NASDAQ as well as AIM in London. From 2005 to 2008, Mr. Mehta served as Chief Financial Officer of Spacelabs Healthcare, Inc., a medical technology company and wholly owned subsidiary of OSI Systems, Inc. (NASDAQ:OSIS). Mr. Mehta served as Vice President of Corporate Development for OSI Systems, Inc. from 2002 to 2008, where he participated in or led several acquisitions and the IPO of Spacelabs on AIM. Mr. Mehta received an MBA degree from The Wharton School, University of Pennsylvania and Bachelor of Commerce from Bombay University.

                Pedro J. Lopez-Baldrich, age 41, has served as General Counsel and Vice President of Administration since joining the Company in September 2013.  Mr. Lopez-Baldrich has over 15 years of legal and operational experience in both public and private companies.  Prior to joining the Company, from August 2005 to March 2012, he served as General Counsel, Secretary and Vice President of Operations for Patagonia, Inc., a global designer and manufacturer of outdoor clothing and gear. From May 2001 to August 2005, he served as Counsel for Burton Snowboards, a snowboard manufacturer. Prior to joining Burton Snowboards, Mr. Lopez-Baldrich was an attorney with Blank Rome LLP practicing in their Corporate, Mergers & Acquisitions and Securities Department.  Mr. Lopez-Baldrich holds a Master of Law degree from Georgetown University as well as a Juris Doctorate from St. John’s University and a Bachelor’s degree in International Business from Drake University.

A copy of the press release relating to Mr. Breese’s departure and the appointment of Mr. Mehta and Mr. Lopez-Baldrich is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press release dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

December 10, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer